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                                                         [Invitrogen LOGO]


                                  PURCHASE AGREEMENT


     THIS AGREEMENT is made and is effective this 1st day of, JULY 1994, (the "Effective Date") by and between CAYLA having its technical offices located at Centre Commercial de Gros, Avenue de Larrieu, 31094 Toulouse Cedex, France and INVITROGEN CORPORATION, a California corporation having a principal place of business at 3985-B Sorrento Valley Blvd, San Diego, CA 92121.



                                       RECITALS

     WHEREAS, Cayla has the knowledge and facilities for the production of Phleomycin, Zeomycin, Zeocin, and Neocin (G418).

     WHEREAS, Invitrogen desires to develop the Materials as products for research markets, and desires thereafter to market and distribute the Materials as widely as possible.


                                    1. DEFINITIONS

     1.1 "Materials" means the antibiotics Phleomycin, Zeomycin, Zeocin, and Neocin (G418) produced by Cayla.

     1.2 "Affiliate" means Invitrogen and any company or other legal entity other than Invitrogen in whatever country organized, which directly controls, is controlled by, or is under common control with Invitrogen. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of Invitrogen, whether through the ownership of voting securities, by contract or otherwise.


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                                       2. GRANT

     2.1 Cayla hereby grants to Invitrogen and its Affiliates a non-exclusive 3 year worldwide market with preferential pricing under Cayla's Rights to use the Materials to make and/or sell Licensed Products.

     2.2  *


                                3. TECHNOLOGY PRICING

     3.1 Invitrogen will buy Phleomycin, Zeomycin, Zeocin, and Neocin (G418) solely from Cayla for a price to be determined. Discounted price structure dependent upon quantity purchased.

     3.2 Invitrogen shall be granted most favored pricing on Phleomycin, Zeomycin, and Zeocin. Third parties that purchase these antibiotics for
commercialization from Cayla will be charged    *     as much for the
material as Invitrogen establishing a    *    price ratio.


                                  4. PURCHASE ORDERS

     4.1 Purchase orders for the Material placed by Invitrogen will be subject to the terms and conditions stated in the Purchase Order Form (Appendix I).


                                  5. AGREEMENT TERM

     5.1 This Agreement shall be in full force and effect from the Effective Date and shall remain in effect for three (3) years unless terminated earlier in accordance with other provisions in this Agreement or by operation of law.

     5.2 In the event that Invitrogen shall at any time fail to perform any term of this Agreement, then Cayla may give written notice of such default (Notice of Default) to Invitrogen. If Invitrogen should fail to repair the default within ninety (90) days of the effective date of such notice, Cayla shall have the right to terminate this Agreement by a second written notice (Notice of Termination) to Invitrogen. If a Notice of Termination is sent to Invitrogen, this Agreement shall automatically terminate on the effective date of such notice.

     5.3 This Agreement may be terminated by Cayla at its option and without prejudice to any other remedy to which it may be entitled at law or in equity, or elsewhere under this Agreement, by giving written notice of termination to Invitrogen if the latter should:

          5.3(a) be adjudicated a voluntary or involuntary bankrupt upon which necessary strains and protocols shall be and continue to be provided to Invitrogen in order to continue sales and/or custom work of Licensed Material.


                                          2


* "CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION."
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          5.3(b) institute or suffer to be institute any proceeding for a reorganization or rearrangement of its affairs; or

          5.3(c) make an assignment for the benefit of creditors; or

          5.3(d) become insolvent or have a receiver of its assets or property appointed; or

          5.3(e) allow any money judgment against it to remain unsatisfied for a period of thirty (30) days or longer

     5.4 Invitrogen will be allowed to renew this non-exclusivity purchase agreement under most favored conditions provided sales have reached significant values at the termination date.


                                     6. NOTICES

     6.1 Any notice required on permitted to be given under this Agreement shall be deemed to have been properly given for all purposes if mailed by first-class certified or registered mail to the addresses given:

To Invitrogen:

Invitrogen Corporation
3985-B Sorrento Valley Blvd.
San Diego, CA 92121

Attention: Mr. Joseph Fernandez
Vice-President, Business Development

To Cayla:

Centre Commercial de Gros
Avenue de Larrieu
31094 Toulouse, Cedex
France

Attention: Jean-Louis Bousque
Gerant


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     IN WITNESS WHEREOF, both Cayla and Invitrogen have executed this Agreement, in duplicate originals, by their respective officers.


INVITROGEN CORPORATION


By /s/ Joseph Fernandez
  ---------------------------------
  Signature

Name: Joseph Fernandez

Title: Vice President, Business Development

Date: 6/10/94


CAYLA

By /s/ Jean-Louis Bousque
  ---------------------------------
  Signature

Name: Jean-Louis Bousque

Title: Gerant

Date: 6/24/94


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                          AMENDMENT TO PURCHASE AGREEMENT


Effective as of 5/31/96, 1996, INVITROGEN CORPORATION ("INVITROGEN") a corporation organized and existing under the laws of the State of California and having its principal place of business at 3985 B Sorrento Valley Boulevard, San Diego, California, 92121 and CAYLA, a corporation of the state of France, with its technical offices located at ZI Nontaudran-5 rue Jean Rodier, 31400 Toulouse Cedex, France, agree as follows:

                                     ARTICLE I
                                     BACKGROUND

     SECTION 1.1. INVITROGEN and CAYLA are parties to a purchase agreement made effective July 1, 1994 (the "Purchase Agreement") under which CAYLA granted INVITROGEN rights to purchase certain materials at preferential prices, and to use these materials to make and/or sell products.

     SECTION 1.2. INVITROGEN and CAYLA wish to amend the Purchase Agreement and desire to hereby document the amendments.

     SECTION 1.3. Terms used in this agreement have the same meanings in the Purchase Agreement except as amended hereby.

                                     ARTICLE II
                                     AMENDMENTS

     SECTION 2.1. AMENDMENTS TO ARTICLE 2.1. The Purchase Agreement is hereby amended by changing ARTICLE 2.1. of the Purchase Agreement to read in its entirety as follows:

          2.1. CAYLA hereby grants to Invitrogen and its Affiliates a non-exclusive 3.5 year (expiring on December 31, 1997) worldwide market with preferential pricing under CAYLA's Rights to use the Materials to make and/or sell Licensed Products.

     SECTION 2.2. AMENDMENT TO ARTICLE 5.1. The Purchase Agreement is hereby amended by changing ARTICLE 5.1. of the Purchase Agreement to read in its entirety as follows:

          5.1. This Agreement shall be in full force and effect from the Effective Date and shall remain in effect for 3.5 years (expiring on December 31, 1997) unless terminated earlier in accordance with other provisions in this Agreement or by operation of law.

     SECTION 2.3. AMENDMENT TO ARTICLE 5.4. The Purchase Agreement is hereby amended by changing ARTICLE 5.4 of the Purchase Agreement to read in its entirety as follows:

          5.4 Invitrogen will be allowed to renew this non-exclusive purchase agreement with preferential pricing for an additional three years provided

          (a) revenues payable to CAYLA (including royalties, licensing fees, and purchases of materials, excluding hygromycin B) reaches

AMENDMENT TO PURCHASE AGREEMENT                                    Page 1 of 2
INVITROGEN AND CAYLA


* "CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION."


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          *

          (b)  revenues payable to CAYLA (including royalties, licensing fees,
          and purchases of materials, excluding hygromycin B) reaches     *

          (C)  Revenues payable to CAYLA including royalties, licensing fees,
          and purchases of materials, excluding hygromycin B)    *

          revenues payable the preceding year of    *


     SECTION 2.4.  The Purchase Agreement is hereby amended by adding ARTICLE
5.5 of the Purchase Agreement to read in its entirety as follows:

          5.5 In the event that Invitrogen does not reach one of the targets indicated in Article 5.4 a, b and c, Invitrogen will be allowed to renew this non-exclusive purchase agreement with most favorable terms.


IN WITNESS WHEREOF, the parties have caused this Amendment to the License Agreement to be executed by their duly authorized representatives.



For and on behalf of:                   For and on behalf of:

INVITROGEN CORPORATION                  CAYLA


By:   /s/  [ILLEGIBLE]                   By:    /s/   Jean-Louis Bousque
    ----------------------------------        ---------------------------------

Title:    V.P. Business Development          Title:    Gerant
       -------------------------------           ------------------------------

Date:          5/14/96                  Date:          5/31/96
    ----------------------------------        ---------------------------------

AMENDMENT TO PURCHASE AGREEMENT                                    Page 2 of 2
INVITROGEN AND CAYLA


* "CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION."


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                                                                        [LOGO]

8 September 1998

Mr. Jean-Louis Bousque
CAYLA
5 rue Jean Rodier
31400 Toulouse
FRANCE

RE: ZEOCIN-TM- AND RELATED PRODUCTS

Dear Mr. Bousque,

I am writing to confirm the points we have agreed on with respect to the Zeocin-TM- purchase agreement and the Ble gene license:

Notwithstanding anything in our prior agreements and amendments, we now agree as follows:

1) Royalties payable on plasmids containing the Ble gene shall be   *  per
plasmid. Minimum royalty payments to maintain exclusivity for the Ble gene
shall be   * for 1998. The license will continue to be exclusive as long as
Invitrogen makes minimum royalty payments which increase by   *   annually.

2) Minimum payments to CAYLA to maintain preferential pricing in the Zeocin-TM-supply agreement shall be as follows:

     a) minimum payments shall increase annually by the lesser of i)  *  or ii)
     *         . The minimum for 1998 is   *

     b) the following shall be credited against these minimums:

          i) All antibiotic purchases from CAYLA, excluding Hygromycin B;
          ii)   *
          iii) Royalties paid under the Ble license;
          iv) Price of Zeocin/mg x 5mg x number of pouches of FastMedia products containing Zeocin;
          v)   *   purchases (if any).

3) The price of Zeocin shall be   *    from September 1, 1998 to September 1,
1999.

Sincerely,                         ACCEPTED & AGREED TO:



/s/ Warner R. Broaddus             /s/ Jean-Louis Bousque, Gerant

Warner R. Broaddus                 Jean-Louis Bousque, Gerant
General Counsel                    CAYLA SARL


                                       [LETTERHEAD]


* "CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION."